BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

AMANDA CARDINALLI
50 WEST LIBERTY STREET SUITE 880
Reno, NV 89501

Work Order #: W2020010200459
January 2, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 221

Charges

Description	**Filing Number**	**Filing Date/Time**	**Filing Status**	**Qty**	**Price**	**Amount**
Certificate of Amendment by Custodian	20200391209	1/2/2020 9:01:45 AM	InternalReview	1	$175.00	$175.00
Total						$175.00

Payments

Type	**Description**	**Payment Status**	**Amount**
Credit Card	5779844545516147903055	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Paid CC 6862

AMANDA CARDINALLI
50 WEST LIBERTY STREET SUITE 880
Reno, NV 89501

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/02/2020

Work Order Item Number:	W2020010200459 - 323160
Filing Number:	20200391209
Filing Type:	Certificate of Amendment by Custodian
Filing Date/Time:	01/02/2020 09:01:45 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0471552010-0 **Entity Name:** SOLLENSYS CORP

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0471552010-0
Barbara K. Cegavske	Filing Number 20200391209
Secretary of State State Of Nevada	Filed On 01/02/2020 09:01:45 AM
	Number of Pages 1

Certificate of Amendment by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID)

2. Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates

3. Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation

4. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Inofrmation:	Name of entity as on file with the Nevada Secretary of State: **SOLLENSYS CORP** Entity or Nevada Business Identification Number (NVID): **NV20101720281**
2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:
3. Custodian Statement:	Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.
4. Signature: (Required)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X DAVID LAZAR — Signature of General Partner 1/2/2020 8:59:48 AM — Date

This form must be accompanied by appropriate fees.